Exhibit 99.1

Celldex Therapeutics Announces Appointment of Rita Jain, M.D. to Board of Directors

HAMPTON, N.J., February 16, 2023 -- Celldex Therapeutics, Inc. (NASDAQ:CLDX) announced today that it has appointed Rita Jain, M.D. to the Company’s Board of Directors.

“We are pleased to welcome Dr. Jain to the Celldex Board of Directors at this important time in the Company’s trajectory,” said Anthony Marucci, Co-founder, President and Chief Executive Officer of Celldex Therapeutics. “Dr. Jain’s deep background in drug development strongly complements our Board’s skills and experiences, and we look forward to her contributions as we continue to advance our programs into later stage development.”

Dr. Jain added, “I am excited to join Celldex, whose emerging data suggests that barzolvolimab has significant potential to open a new class of therapeutics to treat difficult diseases across a broad spectrum of conditions in allergy, inflammation and immunology. I look forward to working with Celldex’s outstanding team to advance the Company’s mission."

Dr. Jain is a board-certified rheumatologist. She previously served as Executive Vice President, Chief Medical Officer of ChemoCentryx, Inc., Chief Medical Officer of Immunovant, Inc. and prior to that, Senior Vice President and Chief Medical Officer of Akebia Therapeutics, Inc. Before joining Akebia, Dr. Jain served as Vice President of Men's and Women's Health and Metabolic Development at AbbVie, Inc. and in various leadership roles at Abbott Laboratories, including Divisional Vice President. Prior to her time at Abbott, she held management positions in the Arthritis, Inflammation and Pain Group at G.D. Searle, which was acquired by Pharmacia and, later, Pfizer. She was responsible for leading the design and execution of multiple late-stage programs, including for Orilissa® and Oriahnn® and has also led programs across a diverse set of therapeutic areas, including immunology, inflammation, pain and nephrology. Earlier in her career, Dr. Jain served as a faculty member at North Shore University Hospital in New York. Dr. Jain currently serves as a member of the Board of Directors for Provention Bio, Inc. and serves on the supervisory board of AM Pharma. She previously served on the Board of Directors of ChemoCentryx, Inc. until its acquisition by Amgen. Dr. Jain received her M.D. from the State University of New York at Stony Brook School of Medicine and her B.S. in Biology from Long Island University.

Orilissa® and Oriahnn® are registered trademarks of AbbVie, Inc.

About Celldex Therapeutics, Inc.

Celldex is a clinical stage biotechnology company dedicated to developing monoclonal and bispecific antibodies that address devastating diseases for which available treatments are inadequate. Our pipeline includes antibody-based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with inflammatory diseases and many forms of cancer. Visit www.celldex.com.

Forward Looking Statement

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of Company drug candidates, including barzolvolimab (also referred to as CDX-0159), in current or future indications; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the effects of the outbreak of COVID-19 on our business and results of operations; the availability, cost, delivery and quality of clinical materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company's programs to continue to develop; our ability to protect the Company's intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's products; our ability to continue to obtain capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; and other factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Sarah Cavanaugh

Senior Vice President, Corporate Affairs & Administration

(508) 864-8337

scavanaugh@celldex.com

Patrick Till

Meru Advisors

(484) 788-8560

ptill@meruadvisors.com